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                              LTC PROPERTIES, INC.

                                  EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

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Company                               State of Organization      Company                                    State of Organization
-------                               ---------------------      -------                                    ---------------------
Bakersfield-LTC, Inc.                       Delaware             LTC-Fort Valley, Inc.                            Delaware
BV Holding-LTC, Inc.                        Delaware             LTC-Gardner, Inc.                                Delaware
Coronado Corporation                        Delaware             LTC-Griffin, Inc.                                 Nevada
Education Property Investors, Inc.           Nevada              LTC-Jessup, Inc.                                 Delaware
Emerald Gardens-LTC, Inc.                   Delaware             LTC-Jonesboro, Inc.                               Nevada
Florida-LTC, Inc.                            Nevada              LTC-K1 Inc.                                      Delaware
Illinois-LTC, Inc.                          Delaware             LTC-K2 Limited Partnership                       Delaware
Kansas-LTC Corporation                      Delaware             LTC-K2 LP, Inc.                                  Delaware
LTC Flower Square, Inc.                      Arizona             LTC-K2, Inc.                                     Delaware
LTC GP I, Inc.                              Delaware             LTC-New Mexico, Inc.                              Nevada
LTC GP II, Inc.                             Delaware             LTC-Ohio, Inc.                                   Delaware
LTC GP III, Inc.                            Delaware             LTC-Richmond, Inc.                                Nevada
LTC GP IV, Inc.                             Delaware             LTC-Sumner, Inc.                                 Delaware
LTC GP V, Inc.                              Delaware             LTC-Tampa, Inc.                                   Nevada
LTC GP VI, Inc.                             Delaware             L-Tex GP, Inc.                                   Delaware
LTC Healthcare of Red Hills, Inc.           Delaware             L-Tex L.P. Corporation                           Delaware
LTC Partners I, L.P.                        Delaware             Magnolia-LTC, Inc.                               Delaware
LTC Partners II, L.P.                       Delaware             Missouri River Corporation                       Delaware
LTC Partners III, L.P.                      Delaware             North Carolina Real
LTC Partners IV, L.P.                       Delaware               Estate Investments, LLC                     North Carolina
LTC Partners IX, L.P.                       Delaware             Park Villa Corporation                           Delaware
LTC Partners V, L.P.                        Delaware             Texas-LTC Colonial Manor
LTC Partners VI, L.P.                       Delaware               Limited Partnership                            Delaware
LTC Partners VII, L.P.                      Delaware             Texas-LTC Limited Partnership                     Texas
LTC Partners VIII, L.P.                     Delaware             Texas-LTC Woodridge
LTC REMIC Corporation                       Delaware               Limited Partnership                            Delaware
LTC REMIC IV Corporation                    Delaware             University Park Convalescent Center, Inc.        Florida
LTC West, Inc.                               Nevada              Vacaville-LTC, Inc.                              Delaware
LTC-Dearfield, Inc.                          Nevada              Virginia-LTC, Inc.                                Nevada
LTC-DS, Inc.                                Delaware             Western Healthcare Funding, Inc.                  Nevada
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